Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2015 Financial Results

GARDEN CITY, NY, March 11, 2016 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter Financial Highlights:

•	Consolidated net sales were $185.9 million in the quarter ended December 31, 2015; a decrease of $4.1 million, or 2%, as compared to consolidated net sales of $190.0 million for the corresponding period in 2014. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased 1.2%, as compared to consolidated net sales in the corresponding period in 2014.

•	Gross margin was $69.0 million, or 37.1%, in the quarter ended December 31, 2015 as compared to $69.8 million, or 36.7%, for the corresponding period in 2014.

•	Income from operations was $17.6 million, as compared to $18.3 million in the prior year’s quarter.

•	Net income was $11.0 million, or $0.77 per diluted share, in the quarter ended December 31, 2015, as compared to net income of $9.3 million, or $0.66 per diluted share, in the corresponding period in 2014.

•	Adjusted net income was $10.8 million, or $0.75 per diluted share, in the quarter ended December 31, 2015, as compared to adjusted net income of $9.4 million, or $0.66 per diluted share, in the corresponding period in 2014.

•	Consolidated EBITDA was $23.9 million, equal to 12.9% of consolidated net sales, in the quarter ended December 31, 2015, as compared to $20.9 million, or 11.0% of consolidated net sales, for the corresponding 2014 period.

•	Equity in earnings, net of taxes, was $0.7 million for the three months ended December 31, 2015, as compared to equity in losses of $1.1 million for the three months ended December 31, 2014.

Full Year Financial Highlights:

•	Consolidated net sales were $587.7 million in the year ended December 31, 2015; an increase of $1.7 million, or 0.3%, as compared to consolidated net sales of $586.0 million for the corresponding period in 2014. In constant currency, consolidated net sales increased 2.3%.

•	Gross margin was $214.4 million, or 36.5%, in the year ended December 31, 2015 as compared to $212.9 million, or 36.3%, for the corresponding period in 2014.

•	Income from operations was $24.2 million, as compared to $21.4 million in the prior year.

•	Net income was $12.3 million, or $0.86 per diluted share, in the year ended December 31, 2015, as compared to net income of $1.5 million, or $0.11 per diluted share, in the corresponding period in 2014.

•	Adjusted net income was $14.2 million, or $1.00 per diluted share, in the year ended December 31, 2015, as compared to adjusted net income of $10.3 million, or $0.73 per diluted share, in the corresponding period in 2014.

•	Consolidated EBITDA was $44.9 million in the year ended December 31, 2015, as compared to $42.5 million for the corresponding 2014 period.

•	Equity in earnings, net of taxes, was $0.6 million for the year ended December 31, 2015, as compared to equity in losses, net of taxes, of $6.5 million. The 2014 period includes a charge of $6.0 million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“In 2015, net sales in the Company’s U.S. wholesale segment grew by 3.9%. Sales of kitchenware, tableware and home solutions products all rose, with a particularly strong increase in our home décor product category, where we leveraged the Bombay® license for giftables. In kitchenware, we benefited from strong increases in cutlery and the expansion of our important Farberware® brand, which is increasingly accepted as ‘America’s Housewares Brand.’ Tableware sales also rose, reflecting good reception of several new programs for dinnerware and flatware.

“The strength in the Company’s U.S. operations was offset by currency challenges in the U.K., where our businesses were adversely affected by weakness of the British pound relative to the dollar, which on a relative basis increased cost of goods, which are sourced in dollars, and by weakness of the euro relative to the pound, which hurt export sales. Nevertheless, improved operating margins produced a 5.5% increase in consolidated EBITDA, which grew to $44.9 million.

“With the assistance of a major international consulting firm, we recently began an in-depth review of Lifetime’s U.S. wholesale businesses to ensure that we have the right structure to grow and thrive in today’s complex business environment. The study — which includes evaluations of our divisional organization structure, product pipeline and brand management, as well as SKU rationalization and SG&A spending — will serve as a blueprint to right size Lifetime’s SG&A expense base, realign our operating structure and redirect our operating activities to increase our efficiency and effectiveness. When fully implemented, we believe our business will be in a stronger position to achieve future growth and improved profitability.

“So far this year, we have shown our line-up of new products for 2016 at the Birmingham Spring Fair, at Ambiente in Frankfurt and, just this week, in Chicago at the International Home + Housewares Show. I am very pleased to report that the reaction to our new products was overwhelmingly positive. To succeed with today’s consumers, housewares manufacturers need to deliver improved performance, expanded function and great design. The wide array of new products we offered clearly showed that Lifetime is leading this effort, keeping ahead of the curve on the ever-evolving kitchenware industry.

“While we believe that our strong position with major retailers in the U.S. and the U.K., our expanding footprint with independent retailers world-wide and the breadth of new product offerings should enable us to grow at an accelerated pace, we are mindful of the risks posed by the possibility of some weakness in the U.S. retail sector, continued foreign exchange challenges and economic uncertainty in some key international markets. Consequently, at this point in the year, we expect low- to mid- single digit overall sales growth for 2016.”

Dividend

On Thursday, March 3, 2016, the Board of Directors declared a quarterly dividend of $0.0425 per share payable on May 16, 2016 to shareholders of record on May 2, 2016.

Conference Call

The Company has scheduled a conference call for Friday, March 11, 2016 at 11:00 a.m. ET. The dial-in number for the conference call is (866) 271-6130 or (617) 213-8894 passcode #85615758. A live webcast of the conference call will be accessible through http://edge.media-server.com/m/p/hnrtzbon. For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of foreign exchange fluctuations; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	LHA
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net sales	$185,880	$190,034	$587,670	$586,010
Cost of sales	116,865	120,260	373,284	373,129

Gross margin	69,015	69,774	214,386	212,881
Distribution expenses	15,437	16,134	54,815	54,202
Selling, general and administrative expenses	35,514	35,330	134,903	133,786
Intangible asset impairment	—	—	—	3,384
Restructuring expenses	437	—	437	125

Income from operations	17,627	18,310	24,231	21,384
Interest expense	(1,402)	(1,658)	(5,746)	(6,418)
Financing expense	—	(758)	(154)	(758)
Loss on early retirement of debt	—	(27)	—	(346)

Income before income taxes and equity in earnings	16,225	15,867	18,331	13,862
Income tax provision	(5,962)	(5,473)	(6,627)	(5,825)
Equity in earnings (losses), net of taxes	743	(1,133)	574	(6,493)

NET INCOME	$11,006	$9,261	$12,278	$1,544

Weighted-average shares outstanding- basic	13,929	13,695	13,850	13,519

BASIC INCOME PER COMMON SHARE	$0.79	$0.68	$0.89	$0.11

Weighted-average shares outstanding- diluted	14,336	14,115	14,266	13,974

DILUTED INCOME PER COMMON SHARE	$0.77	$0.66	$0.86	$0.11

Cash dividends declared per common share	$0.0425	$0.0375	$0.16	$0.15

LIFETIME BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,131	$5,068
Accounts receivable, less allowances of $5,300 at December 31, 2015 and $6,663 at December 31, 2014	90,576	107,211
Inventory	136,890	137,924
Prepaid expenses and other current assets	8,783	7,914

TOTAL CURRENT ASSETS	243,380	258,117

PROPERTY AND EQUIPMENT, net	24,877	26,801
INVESTMENTS	24,973	28,155
INTANGIBLE ASSETS, net	96,593	103,597
DEFERRED INCOME TAXES	6,486	—
OTHER ASSETS	2,643	4,732

TOTAL ASSETS	$398,952	$421,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$20,000	$10,000
Short term loan	252	765
Accounts payable	27,245	28,694
Accrued expenses	40,154	36,961
Deferred income taxes	—	2,293
Income taxes payable	4,064	5,156

TOTAL CURRENT LIABILITIES	91,715	83,869

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	18,556	20,160
DEFERRED INCOME TAXES	8,596	1,485
REVOLVING CREDIT FACILITY	65,617	92,655
CREDIT AGREEMENT TERM LOAN	15,000	35,000

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—

Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 14,030,221 at December 31, 2015 and 13,712,081 at December 31, 2014	140	137
Paid-in capital	165,780	160,315
Retained earnings	47,733	37,703
Accumulated other comprehensive loss	(14,185)	(9,922)

TOTAL STOCKHOLDERS’ EQUITY	199,468	188,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$398,952	$421,402

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net income	$12,278	$1,544
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	46	286
Depreciation and amortization	14,203	14,200
Amortization of financing costs	641	617
Deferred rent	848	(722)
Deferred income taxes	(1,440)	(3,757)
Stock compensation expense	5,286	4,493
Undistributed equity (earnings) losses	(348)	6,724
Intangible asset impairment	—	3,384
Loss on early retirement of debt	—	346
Contingent consideration fair value adjustment	650	(4,203)
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	15,481	(6,209)
Inventory	(308)	(6,354)
Prepaid expenses, other current assets and other assets	1,387	(2,063)
Accounts payable, accrued expenses and other liabilities	(397)	(950)
Income taxes payable	(1,517)	(2,747)

NET CASH PROVIDED BY OPERATING ACTIVITIES	46,810	4,589

INVESTING ACTIVITIES
Purchases of property and equipment	(5,166)	(6,171)
Equity investments	112	(764)
Kitchen Craft acquisition, net of cash acquired	—	(59,977)
Other acquisition, net of cash acquired	—	(5,389)
Net proceeds from sale of property	26	68

NET CASH USED IN INVESTING ACTIVITIES	(5,028)	(72,233)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	263,632	278,014
Repayments of Revolving Credit Facility	(290,346)	(234,067)
Repayments of Senior Secured Term Loan	—	(20,625)
Proceeds from Credit Agreement Term Loan	—	50,000
Repayments of Credit Agreement Term Loan	(10,000)	(5,000)
Proceeds from Short Term Loan	289	1,645
Repayments of Short Term Loan	(802)	(880)
Payment of financing costs	(212)	(2,283)
Cash dividends paid	(2,150)	(2,031)
Payment of capital lease obligations	(50)	—
Payment of contingent consideration	(391)	—
Proceeds from the exercise of stock options	843	2,488
Excess tax benefits from stock options, net	43	553

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(39,144)	67,814

Effect of foreign exchange on cash	(575)	(49)

INCREASE IN CASH AND CASH EQUIVALENTS	2,063	121

Cash and cash equivalents at beginning of year	5,068	4,947

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,131	$5,068

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net income as reported	$11,006	$9,261	$12,278	$1,544
Subtract out:
Undistributed equity (earnings) losses, net	(517)	1,364	(348)	6,724
Add back:
Income tax provision	5,962	5,473	6,627	5,825
Interest expense	1,402	1,658	5,746	6,418
Financing expense	—	758	154	758
Depreciation and amortization	3,500	3,572	14,203	14,200
Stock compensation expense	2,972	2,360	5,286	4,493
Loss on early retirement of debt	—	27	—	346
Intangible asset impairment	—	—	—	3,384
Contingent consideration	(876)	(4,115)	816	(3,450)
Restructuring expenses	437	—	437	125
Permitted acquisition related expenses	3	560	(314)	2,175

Consolidated EBITDA	$23,889	$20,918	$44,885	$42,542

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, certain contingent consideration, certain acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net income as reported	$11,006	$9,261	$12,278	$1,544
Adjustments:
Contingent consideration	(724)	(4,203)	821	(4,203)
Impairment of GS Internacional S/A	—	764	—	6,012
Intangible asset impairment	—	—	—	3,384
Loss on early retirement of debt	—	27	—	346
Acquisition related expenses (recoveries), net	3	574	(382)	2,176
Financing expenses	—	758	154	758
Restructuring expenses	437	—	437	125
Deferred tax for foreign currency translation for Grupo Vasconia	(28)	1,063	1,303	1,063
Income tax effect on adjustments	114	1,135	(412)	(942)

Adjusted net income	$10,808	$9,379	$14,199	$10,263

Adjusted diluted income per common share	$0.75	$0.66	$1.00	$0.73

Adjusted net income in the three months and year ended December 31, 2015 excludes the fair value adjustment of certain contingent consideration, acquisition related expenses, the recovery of acquisition related expenses for an acquisition not completed, financing expenses and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income. Adjusted net income in the three months and year ended December 31, 2014 excludes certain acquisition related expenses, the loss on retirement of debt, restructuring expenses, intangible asset impairment, the impairment of the Company’s investment in GS Internacional S/A and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Constant Currency:

	As Reported Three Months Ended December 31,			Constant Currency (1) Three Months Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$146,883	$145,138	$1,745	$146,883	$144,929	$1,954	$(209)	1.3%	1.2%	(0.1)%
International	31,359	37,261	(5,902)	31,359	35,667	(4,308)	(1,594)	(12.1)%	(15.8)%	(3.8)%
Retail Direct	7,638	7,635	3	7,638	7,635	3	—	0.0%	0.0%	—%

Total net sales	$185,880	$190,034	$(4,154)	$185,880	$188,231	$(2,351)	$(1,803)	(1.2)%	(2.2)%	(0.9)%

	As Reported Year Ended December 31,			Constant Currency (1) Year Ended December 31,				Year-Over-Year Increase (Decrease)
Net sales	2015	2014	Increase (Decrease)	2015	2014	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S. Wholesale	$458,593	$441,293	$17,300	$458,593	$440,839	$17,754	$(454)	4.0%	3.9%	(0.1)%
International	108,000	125,230	(17,230)	108,000	114,373	(6,373)	(10,857)	(5.6)%	(13.8)%	(8.2)%
Retail Direct	21,077	19,487	1,590	21,077	19,487	1,590	—	8.2%	8.2%	—%

Total net sales	$587,670	$586,010	$1,660	$587,670	$574,699	$12,971	$(11,311)	2.3%	0.3%	(2.0)%

(1)	“Constant Currency” is determined by applying the 2015 average exchange rates to the prior year local currency net sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency net sales growth excludes the impact of currency.